SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2003

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9:    Regulation FD Disclosure

On July 30, 2003, Andrew U. Ferrari, a director of Trex Company, Inc. (the “Company”), and Roger A. Wittenberg, Executive Vice President, Recycling, of the Company, entered into sales plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, pursuant to which they may sell shares of the Company’s Common Stock. Under the Rule 10b5-1 sales plans, Mr. Ferrari may sell up to 530,000 shares of Common Stock through August 24, 2004, and Mr. Wittenberg may sell up to 520,000 shares of Common Stock through August 19, 2004.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: August 1, 2003	/s/ Robert G. Matheny

Robert G. Matheny President and CEO